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                                                                    EXHIBIT 10.5

                       ROCKDALE NATIONAL BANCSHARES, INC.
                   NON-MANAGEMENT DIRECTORS' STOCK OPTION PLAN


                                   1. PURPOSE.

        Rockdale National Bancshares, Inc., a Georgia corporation (the "Company"), hereby adopts the Rockdale National Bancshares, Inc. Non-Management Directors' Stock Option Plan (the "Plan") to secure and retain the services of those directors of the Company who are not employed by the Company or any of its affiliates (the "Eligible Optionees") by giving them an opportunity to invest in the future success of the Company.

                               2. ADMINISTRATION.

        The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or a committee consisting of at least two of its members (the "Committee").

        Each member of the Committee shall serve at the pleasure of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

        The Board of Directors or the Committee shall have complete and conclusive authority to (1) interpret the Plan, (2) prescribe, amend and rescind rules and regulations relating to it, and (3) make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors' or the Committee's determinations on these matters shall be conclusive.

        In addition to any other rights of indemnification that they may have as directors of the Company or as members of the Committee, the directors of the Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the director or Committee member is liable for negligence or misconduct in the performance of his duties.



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                              3. GRANT OF OPTIONS.

        (a) Initial Grants. Each Eligible Optionee serving as a member of the Board of Directors on the Effective Date (as defined in Section 6 of the Plan) shall be granted an option as of the Effective Date to purchase 5,000 shares of common stock, $1.00 par value per share, of the Company (the "Stock").

        (b) Subsequent Grants During Tenure as a Director. Each Eligible Optionee shall be granted as of the last business day of each fiscal year of the Company following the Effective Date an option to purchase 500 shares of Stock; provided the Eligible Optionee continues to serve as a member of the Board of Directors as of the last business day of that fiscal year.

        (c) Conditions to Grants. No options under the Plan shall be granted to an Eligible Optionee who is otherwise precluded from receiving a grant of the Company's equity securities. In the event the remaining number of shares of Stock reserved for issuance under the Plan are insufficient to grant options for the appropriate number of shares of Stock to all Eligible Optionees as of any grant date, then no options shall be granted as of that grant date.

                            4. STOCK SUBJECT TO PLAN.

        The Company has authorized and reserved for issuance upon the exercise of options pursuant to the Plan an aggregate of 100,000 shares of Stock. If any option is canceled, expires or terminates without the respective optionee exercising it in full, options with respect to those unpurchased shares of Stock may be granted to that same optionee or to another eligible individual or individuals under the terms of this Plan.

        The Board of Directors or the Committee shall adjust the total number of shares of Stock reserved for issuance under the Plan and any outstanding options, both as to the number of shares of Stock and the option price, for any increase or decrease in the number of outstanding shares of Stock resulting from a stock split or a payment of a stock dividend on the Stock, a subdivision or combination of the Stock, a reclassification of the Stock, a merger or consolidation of the Stock or any other like changes in the Stock or in their value; provided that any such adjustment shall be made in a manner consistent with the reason for the adjustment and shall be effected uniformly among optionees. Outstanding options shall not be adjusted for cash dividends or the issuance of rights to subscribe for additional stock or securities of the Company.

        The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors or the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional share of Stock which might otherwise become subject to an option.



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        The grant of an option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                     5. TERMS AND CONDITIONS OF ALL OPTIONS.

        Each option granted pursuant to the Plan shall be evidenced by a stock option agreement or other appropriate documentation (the "Agreement") in the form and containing the terms and conditions as the Board of Directors or the Committee from time to time may determine, provided that each Agreement will:

         (a) state an exercise price per share which will be the Average Market Price of a share of stock on the date of the grant. "Average Market Price" shall mean the mean between the high "bid" and low "ask" prices as of the close of business for the Company's shares of common stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (or other national quotation service). If the Company's common stock is not regularly traded in the over-the-counter market but is listed on The Nasdaq Stock Market or is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Company's common stock on such stock market or national securities exchange. In the event there shall be no public market for the shares of the Company's common stock on such date, the fair market value of the shares of the Company's common stock shall be determined in good faith by the Board of Directors;

         (b) state the terms and conditions for payment, except as otherwise provided by Section 7 of the Plan;

         (c) state that the option shall expire on the earlier of the tenth anniversary of the date of grant or the first anniversary of the date that the optionee ceases to serve as a member of the Board of Directors for any reason other than the death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code")) of the optionee;

         (d) provide that an option granted pursuant to Section 3 of the Plan shall become exercisable in full as to the shares subject thereto as of the date of grant;

         (e) provide that the option is not transferrable by the optionee other than as provided by (1) the will of the optionee, or (2) the applicable laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee except as provided in Subsection (f) of this
Section 5; and

         (f) provide that if an optionee dies or becomes disabled (as defined in Section 72(m)(7) of the Code) during the term of the option, the option may be exercised by the optionee or (to the extent the optionee would have been entitled to do so) by a legatee or legatees of the optionee under his last will, or by his guardian.


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                                6. TERM OF PLAN.

        The effective date of the Plan (the "Effective Date") shall be the date the Plan is adopted by the Board of Directors.

        The Plan shall remain in effect until all shares subject to, or which may become subject to, the Plan shall have been purchased pursuant to options granted under the Plan; provided that options under the Plan must be granted within 10 years from the Effective Date.

                             7. EXERCISE OF OPTION.

        The optionee may purchase shares of Stock subject to an option only upon receipt by the Company of a notice in writing from the optionee of his intent to purchase a specific number of shares of Stock and which notice contains such representations regarding compliance with the federal and state securities laws as the Board of Directors or the Committee may reasonably request. The purchase price shall be paid in full upon the exercise of an option and no shares of Stock shall be issued or delivered until full payment therefor has been made. Payment of the purchase price for all shares of Stock purchased pursuant to the exercise of an option shall be made by cash or certified check.

        Until stock certificates reflecting shares of Stock accruing to the optionee upon the exercise of the option are issued to the optionee, the optionee shall have no rights as a shareholder with respect to such shares. The Company shall make no adjustment to shares of Stock for any dividends or distributions or other rights for which the record date is prior to the issuance of that stock certificate, except as the Plan otherwise provides.

                                8. ASSIGNABILITY.

        Except as set forth in Section 5 of the Plan, no option or any of the rights and privileges thereof accruing to an optionee shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no option, right or privilege shall be subject to execution, attachment or similar process.

                        9. NO RIGHT TO CONTINUED SERVICE.

        No provision in the Plan or any option shall confer upon any optionee any right to continue performing services for or to interfere in any way with the right of the shareholders of the Company to remove such optionee as a director of the Board of Directors at any time for any reason.

                         10. AMENDMENT AND TERMINATION.

        The Board of Directors at any time may amend or terminate the Plan in any respect. Notwithstanding the foregoing, in no event shall the Board of Directors amend the Plan more than


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once every six months, other than to comport with changes in the Code, the
Employee Retirement Income Security Act of 1974, or the rules thereunder. No amendment or termination of the Plan shall adversely affect the rights of an optionee with regard to his options without his consent.

                            11. GENERAL RESTRICTION.

        Each option is subject to the condition that if at any time the Company, in its discretion, shall determine that the listing, registration or qualification of the shares of Stock covered by such option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such option or the purchase or delivery of shares of Stock thereunder, the delivery of any or all shares of Stock pursuant to such option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933, as amended, or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under the option then outstanding, the Company may require, as a condition of exercise of any option or as a condition to any other delivery of shares of Stock pursuant thereto, that the optionee or the optionee's representative represent, in writing, that the shares of Stock received pursuant to the option are being acquired for investment and not with a view to distribution and agree that the shares of Stock will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933, as amended and any applicable state securities laws. The Company may endorse on certificates representing shares of Stock delivered pursuant to an option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

        Options granted to persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                               12. REORGANIZATION.

        In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of common stock of the Company, provided only that the excess of


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the aggregate fair market value of the shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the optionee, provide that the option (including the shares not then exercisable) must be exercised within 60 days of the date of such notice or it will be terminated.

                               13. CHOICE OF LAW.

        The laws of the State of Georgia shall govern the Plan.



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